                                                                    Exhibit 11.1


              CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.
            STATEMENTS REGARDING COMPUTATION OF EARNINGS PER SHARE
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


                                           Three Months Ended June 30,        Six Months Ended June 30,
                                           --------------------------         ------------------------
                                             1996              1995             1996            1995
                                           --------          --------         --------        --------

Net income                                 $ 4,711            $ 3,576          $ 8,801         $ 5,932
                                           =======            =======          =======         =======

Pro forma net income                       $ 4,711            $ 3,470          $ 8,801         $ 5,824
                                           =======            =======          =======         =======

Weighted average number of
 common shares outstanding                  45,503             43,493           45,359          43,333

Dilutive effect of common
 equivalent shares of stock
 options and warrants                        7,623              6,280            7,355           6,209
                                           -------            -------          -------         -------

Weighted average number of
 common and common
 equivalent shares outstanding              53,126             49,773           52,714          49,542
                                           =======            =======          =======         =======

Net income per share (1)                   $   .09            $   .07          $   .17         $   .12
                                           =======            =======          =======         =======

Pro forma net income per share (1)         $   .09            $   .07          $   .17         $   .12
                                           =======            =======          =======         =======
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  (1)  Primary and fully diluted income per share are the same for all periods presented.